Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports First Quarter 2015 Financial Results

Atlanta – May 6, 2015 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended March 31, 2015, reporting core earnings* of $0.50 per common share. First quarter results benefited from low volatility in prepayment speeds and a $0.05 per common share contribution from equity in earnings of unconsolidated real estate ventures.

"We seek to provide our stockholders with high income and an enhanced risk/return profile via diversification and prudent investing across the spectrum of potential mortgage finance opportunities," said Richard King, President and CEO. During the quarter ended March 31, 2015, IVR declared a $0.45 per common share dividend and grew book value from $18.82 to $19.37 per diluted common share** for a 5.3% economic return***. "Management believes the Company is positioned to benefit from improving real estate fundamentals and to continue delivering attractive economic return in 2015," said Mr. King.

The Company's first quarter 2015 increase in book value reflects prudent sector allocation, asset selection and interest rate hedging. Approximately two-thirds of equity is allocated to commercial and residential credit assets as of March 31, 2015, which reduces overall interest rate risk. During first quarter 2015, the Company also continued to reduce reliance on repurchase agreement financing. The Company has successfully diversified its funding sources and increased its weighted average remaining maturity of borrowings from 60 days at the end of 2013 to 359 days as of March 31, 2015.
Highlights
•	Q1 2015 core earnings* of $61.9 million, core earnings per common share of $0.50, and a common stock dividend of $0.45 per share
•	Q1 2015 book value per diluted common share** increased 2.9% to $19.37 vs. $18.82 at year end 2014
•	Economic return*** for Q1 2015 of 5.3% compared to 0.6% for Q4 2014
•	Q1 2015 comprehensive income attributable to common stockholders rose to $123.1 million or $1.00 per common share vs. $14.7 million or $0.12 per common share for Q4 2014
•	Q1 2015 U.S. GAAP net loss attributable to common stockholders of $32.7 million or ($0.27) per common share reflecting a $122.7 million net loss on interest rate hedges
•
Portfolio equity allocation positioned to benefit from improving real estate fundamentals and global demand for high quality assets with attractive yields: 34% to commercial credit, 34% to Agency RMBS and 32% to residential credit as of March 31, 2015

* Core earnings (and by calculation, core earnings per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

***Economic return for the quarter ended March 31, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to March 31, 2015 of $0.55; plus dividends declared of $0.45 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82. Economic return for the quarter ended December 31, 2014 is defined as the change in book value per diluted common share from September 30, 2014 to December 31, 2014 of ($0.34); plus dividends declared of $0.45 per common share; divided by the September 30, 2014 book value per diluted common share of $19.16.

1

Exhibit 99.1

Key performance indicators for the quarters ended March 31, 2015 and December 31, 2014 are summarized in the table below.

($ in millions, except share amounts)	Q1 ‘15	Q4 ‘14
(unaudited)	(unaudited)
Average earning assets (at amortized costs)	$20,427.4	$20,282.7
Average borrowed funds	18,110.5	17,985.4
Average equity	$2,452.9	$2,407.4

Interest income	$173.5	$179.0
Interest expense	72.3	73.6
Net interest income	101.2	105.4
Total other income (loss)	(115.3)	(162.8)
Total expenses	13.3	14.0
Net income (loss)	(27.3)	(71.2)
Net income (loss) attributable to non-controlling interest	(0.3)	(0.8)
Dividends to preferred stockholders	5.7	8.6
Net income (loss) attributable to common stockholders	($32.7)	($79.0)

Average portfolio yield	3.40%	3.53%
Cost of funds	1.60%	1.64%
Total debt to equity ratio	6.80	x	6.9x
Book value per common share (diluted)**	$19.37	$18.82
Earnings (loss) per common share (basic)	($0.27)	($0.64)
Dividends declared per common share	$0.45	$0.45
Dividends declared per preferred share on Series A Preferred Stock	$0.4844	$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844	$1.0549

Non-GAAP Financial Measures*:
Core earnings	$61.9	$59.7
Core earnings per common share	$0.50	$0.49
Effective interest expense	$98.7	$98.2
Effective cost of funds	2.19%	2.18%
Effective net interest income	$74.8	$80.9
Effective interest rate margin	1.21%	1.35%
Repurchase agreement debt-to-equity ratio	5.2	x	5.4	x
* Core earnings (and by calculation, core earnings per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

Financial Summary

During the first quarter of 2015, the Company generated $61.9 million in core earnings, an increase of $2.2 million over the fourth quarter of 2014. Higher core earnings were aided by $6.0 million of equity in earnings of unconsolidated real estate ventures. Excluding the impact of equity in earnings of unconsolidated real estate ventures, first quarter of 2015 core earnings were $2.5 million lower than the fourth quarter of 2014 primarily due to lower net interest income. Net loss attributable to common stockholders for the first quarter of 2015 was $32.7 million, compared to net loss attributable to common stockholders of $79.0 million for the fourth quarter of 2014. The first quarter of 2015 net loss attributable to common stockholders was primarily due to a $122.7 million decline in the valuation of interest rate swaps during the quarter. First quarter 2015 book value per diluted common share rose to $19.37 reflecting prudent sector allocation, asset selection and interest rate hedging.

During the first quarter of 2015, the Company added one residential loan securitization and several 15 year fixed-rate agency residential mortgage-backed securities to its investment portfolio. As of March 31, 2015, the Company increased its portfolio of residential loans held for investment to $3.6 billion, an increase of $232.1 million from December 31, 2014. The Company’s

2

Exhibit 99.1

mortgage-backed securities ("MBS") portfolio totaled $17.3 billion, an increase of $91.7 million from December 31, 2014. For the quarter ended March 31, 2015, average earning assets were $20.4 billion, representing an increase of $144.7 million from December 31, 2014. The portfolio generated interest income of $173.5 million during the three months ended March 31, 2015, which reflects a decrease of $5.5 million from the three months ended December 31, 2014. The decrease in interest income was the result of a decline in average portfolio yield from 3.53% in the fourth quarter of 2014 to 3.40% for the three months ended March 31, 2015. The lower portfolio yield in the first quarter of 2015 primarily reflects lower yields on non-Agency residential mortgage-backed securities ("non-Agency RMBS"). Yields on non-Agency RMBS declined from 3.70% in the fourth quarter of 2014 to 3.55% in the first quarter of 2015 reflecting slower prepayment speeds and lower discount accretion. In addition, many of our non-Agency RMBS had coupons reset lower in the first quarter of 2015.

For the quarter ended March 31, 2015, the Company had average borrowed funds of approximately $18.1 billion and effective interest expense of $98.7 million, compared to $18.0 billion and $98.2 million, respectively, for the fourth quarter of 2014. The Company's effective cost of funds was 2.19% and 2.18% for the first quarter of 2015 and fourth quarter of 2014, respectively. The slight increase in average borrowed funds is due to asset-backed security balances associated with the consolidation of one additional residential loan securitization during the quarter.

Total expenses for the first quarter of 2015 were approximately $13.3 million, compared to $14.0 million for the fourth quarter of 2014. First quarter 2015 total expenses include $2.2 million of securitization trust expenses associated with direct operating expenses of the Company's consolidated residential loan securitizations versus $2.0 million in the fourth quarter of 2014. Securitization trust expenses rose in the first quarter of 2015 due to the consolidation of an additional securitization that closed in March 2015. General and administrative expenses were $1.7 million in the first quarter of 2015, a decrease of $0.6 million from the fourth quarter of 2014. The decrease in general and administrative expenses was primarily due to lower tax, legal and other professional fees in the three months ended March 31, 2015. The ratio of operating expenses to average equity* for the first quarter of 2015 was 1.82%, a decrease of 18 basis points from the fourth quarter of 2014.

In the first quarter of 2015, the Company declared the following dividends: a common stock dividend of $0.45 per share paid on April 28, 2015; a Series A preferred stock dividend of $0.4844 per share paid on April 27, 2015; and a Series B preferred stock dividend of $0.4844 per share that will be paid on June 29, 2015.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management firm.

*The ratio of operating expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis. The Company excludes expenses of consolidated securitization trusts from this calculation to facilitate comparison of the Company's operating expenses to peers.

3

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, May 7, 2015, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         487

An audio replay will be available until 5:00 pm ET on May 21, 2015 by calling:

888-562-2797 (North America) or 1-203-369-3747 (International).

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, and our leverage and equity allocation.  In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
In thousands, except share amounts	2015	2014
Interest Income
Mortgage-backed securities	141,018	151,739
Residential loans (1)	29,374	17,704
Commercial loans	3,115	1,619
Total interest income	173,507	171,062
Interest Expense
Repurchase agreements	43,310	49,071
Secured loans	1,464	—
Exchangeable senior notes	5,607	5,607
Asset-backed securities (1)	21,898	13,935
Total interest expense	72,279	68,613
Net interest income	101,228	102,449
(Reduction in) provision for loan losses	(62)	207
Net interest income after (reduction in) provision for loan losses	101,290	102,242
Other Income (loss)
Gain (loss) on sale of investments, net	2,142	(11,718)
Equity in earnings of unconsolidated ventures	6,006	441
Gain (loss) on derivative instruments, net	(122,745)	(151,312)
Realized and unrealized credit default swap income	203	329
Other investment income (loss), net	(894)	—
Total other income (loss)	(115,288)	(162,260)
Expenses
Management fee – related party	9,415	9,335
General and administrative	1,727	2,012
Consolidated securitization trusts (1)	2,156	1,184
Total expenses	13,298	12,531
Net loss	(27,296)	(72,549)
Net loss attributable to non-controlling interest	(312)	(822)
Net loss attributable to Invesco Mortgage Capital Inc.	(26,984)	(71,727)
Dividends to preferred stockholders	5,716	2,713
Net loss attributable to common stockholders	(32,700)	(74,440)
Loss per share:
Net loss attributable to common stockholders
Basic	(0.27)	(0.60)
Diluted	(0.27)	(0.60)
Dividends declared per common share	0.45	0.50

(1)	The condensed consolidated statements of operations include income and expenses of consolidated variable interest entities.

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
In thousands	2015	2014
Net loss	(27,296)	(72,549)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	140,598	169,467
Reclassification of unrealized (gain) loss on sale of mortgage-backed securities to gain (loss) on sales of investments, net	(2,142)	11,718
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	19,145	21,296
Total Other comprehensive income	157,601	202,481
Comprehensive income	130,305	129,932
Less: Comprehensive income attributable to non-controlling interest	(1,490)	(1,483)
Less: Dividends to preferred stockholders	(5,716)	(2,713)
Comprehensive income attributable to common stockholders	123,099	125,736

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
In thousands except share amounts	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Mortgage-backed securities, at fair value	17,340,595	17,248,895
Residential loans, held-for-investment (1)	3,597,147	3,365,003
Commercial loans, held-for-investment	146,211	145,756
Cash and cash equivalents	157,025	164,144
Due from counterparties	82,215	57,604
Investment related receivable	27,697	38,717
Accrued interest receivable	66,144	66,044
Derivative assets, at fair value	6,706	24,178
Deferred securitization and financing costs	12,286	13,080
Other investments	110,993	106,498
Other assets	1,055	1,098
Total assets (1)	21,548,074	21,231,017
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,333,081	13,622,677
Secured loans	1,550,000	1,250,000
Asset-backed securities issued by securitization trusts (1)	3,133,527	2,929,820
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	290,852	254,026
Dividends and distributions payable	61,766	61,757
Investment related payable	30,351	17,008
Accrued interest payable	23,800	29,670
Collateral held payable	4,300	14,890
Accounts payable and accrued expenses	3,248	2,439
Due to affiliate	9,535	9,880
Total liabilities (1)	18,840,460	18,592,167
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 123,131,777 and 123,110,454 shares issued and outstanding, respectively	1,231	1,231
Additional paid in capital	2,532,353	2,532,130
Accumulated other comprehensive income	560,358	404,559
Retained earnings (distributions in excess of earnings)	(700,930)	(612,821)
Total stockholders’ equity	2,678,228	2,610,315
Non-controlling interest	29,386	28,535
Total equity	2,707,614	2,638,850
Total liabilities and equity	21,548,074	21,231,017

(1)
The condensed consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. As of March 31, 2015 and December 31, 2014, total assets of the consolidated VIEs were $3,613,043 and $3,380,597, respectively, and total liabilities of the consolidated VIEs were $3,142,670 and $2,938,512, respectively.

7

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of "core earnings," (and by calculation, "core earnings per common share"), "effective interest expense" (and by calculation, "effective cost of funds"), "effective net interest income" (and by calculation, "effective interest rate margin") and "repurchase agreement debt-to-equity ratio." The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income attributable to common stockholders adjusted for (gain) loss on sale of investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; (gain) loss on foreign currency transactions, net; reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities in other comprehensive income on its condensed consolidated balance sheets. The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended
$ in thousands, except per share data	March 31, 2015	December 31, 2014	March 31, 2014
Net loss attributable to common stockholders	(32,700)	(79,003)	(74,440)
Adjustments
(Gain) loss on sale of investments, net	(2,142)	(1,006)	11,718
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $45,608, $45,691 and $51,441, respectively)	26,103	37,310	18,824
Unrealized (gain) loss on derivative instruments, net	51,034	81,637	81,047
Loss on foreign currency transactions, net	1,525	1,266	—
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	19,145	21,121	21,296
Subtotal	95,665	140,328	132,885
Adjustment attributable to non-controlling interest	(1,095)	(1,606)	(1,511)
Core earnings	61,870	59,719	56,934
Basic earnings (loss) per common share	(0.27)	(0.64)	(0.60)
Core earnings per share attributable to common stockholders	0.50	0.49	0.46

Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin

The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the reclassification of amortization of net deferred swap losses on de-designated interest rate swaps that is being amortized into interest expense over the remaining lives of the swaps. The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the reclassification of amortization of net deferred losses on de-designated interest rate swaps that is being amortized into repurchase agreements interest expense over the remaining lives of the swaps. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts the amortization of net deferred losses on de-designated interest rate swaps because the Company does not consider the amortization a current component of its borrowing costs.

The Company believes the presentation of effective interest expense, effective costs of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

9

Exhibit 99.1

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended March 31, 2015		Three Months Ended December 31, 2014		Three Months Ended March 31, 2014
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	72,279	1.60%	73,586	1.64%	68,613	1.60%
Less: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	(19,145)	(0.42)%	(21,121)	(0.48)%	(21,296)	(0.49)%
Add: Net interest paid - interest rate swaps	45,608	1.01%	45,691	1.02%	51,441	1.20%
Effective interest expense	98,742	2.19%	98,156	2.18%	98,758	2.31%

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended March 31, 2015		Three Months Ended December 31, 2014		Three Months Ended March 31, 2014
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	101,228	1.80%	105,433	1.89%	102,449	1.92%
Add: Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	19,145	0.42%	21,121	0.48%	21,296	0.49%
Less: Net interest paid - interest rate swaps	(45,608)	(1.01)%	(45,691)	(1.02)%	(51,441)	(1.20)%
Effective net interest income	74,765	1.21%	80,863	1.35%	72,304	1.21%

10

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's total debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of March 31, 2015 and December 31, 2014. The mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. Improving the Company's balance sheet by diversifying the Company's liabilities away from repurchase agreements has been a focus of management over the past two years. Since the Company began using other longer-term means of financing its investments, such as exchangeable senior notes, asset-backed securities issued by consolidated securitization trusts, and secured loans, the Company has reduced its reliance on repurchase agreements. The Company's weighted average remaining maturity on borrowings has increased from 60 days as of December 31, 2013 to 359 days as of March 31, 2015.The Company believes presenting repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
March 31, 2015

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,274,261	3,407,153	661,767	3,456,892	146,211	3,597,147	41,243	(459,479)	21,125,195
Cash and cash equivalents (1)	65,714	36,666	9,606	45,039	—	—	—	—	157,025
Derivative assets, at fair value (2)	4,997	334	—	—	1,375	—	—	—	6,706
Other assets	157,301	11,255	592	67,705	1,014	15,897	7,281	(1,897)	259,148
Total assets	10,502,273	3,455,408	671,965	3,569,636	148,600	3,613,044	48,524	(461,376)	21,548,074

Repurchase agreements	8,778,225	2,613,114	486,990	1,454,752	—	—	—	—	13,333,081
Secured loans (3)	320,947	—	—	1,229,053	—	—	—	—	1,550,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,593,006	—	(459,479)	3,133,527
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	290,852	—	—	—	—	—	—	—	290,852
Other liabilities	66,858	20,239	5,041	30,919	—	10,951	889	(1,897)	133,000
Total liabilities	9,456,882	2,633,353	492,031	2,714,724	—	3,603,957	400,889	(461,376)	18,840,460

Allocated equity	1,045,391	822,055	179,934	854,912	148,600	9,087	(352,365)	—	2,707,614
Less equity associated with secured loans:
Collateral pledged	(392,137)	—	—	(1,501,668)	—	—	—	—	(1,893,805)
Secured loans	320,947	—	—	1,229,053	—	—	—	—	1,550,000
Net equity (excluding secured loans)	974,201	822,055	179,934	582,297	NA	NA	NA	—	2,558,487
Total debt-to-equity ratio (8)	8.7	3.2	2.7	3.1	—	NA	NA	NA	6.8
Repurchase agreement debt-to-equity ratio (9)	9.0	3.2	2.7	2.5	NA	NA	NA	NA	5.2

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents the Company's ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $41.2 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to allocated equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

11

Exhibit 99.1

December 31, 2014

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,091,989	3,494,181	625,424	3,469,835	145,756	3,365,003	43,998	(432,534)	20,803,652
Cash and cash equivalents (1)	64,603	41,578	10,154	47,809	—	—	—	—	164,144
Derivative assets, at fair value (2)	23,183	396	—	—	599	—	—	—	24,178
Other assets	111,817	13,742	15,639	75,209	1,030	15,591	7,888	(1,873)	239,043
Total assets	10,291,592	3,549,897	651,217	3,592,853	147,385	3,380,594	51,886	(434,407)	21,231,017

Repurchase agreements	9,018,818	2,676,626	468,782	1,458,451	—	—	—	—	13,622,677
Secured loans (3)	—	—	—	1,250,000	—	—	—	—	1,250,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,362,354	—	(432,534)	2,929,820
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	254,026	—	—	—	—	—	—	—	254,026
Other liabilities	56,894	21,351	5,233	37,589	—	10,563	5,887	(1,873)	135,644
Total liabilities	9,329,738	2,697,977	474,015	2,746,040	—	3,372,917	405,887	(434,407)	18,592,167

Allocated equity	961,854	851,920	177,202	846,813	147,385	7,677	(354,001)	—	2,638,850
Less equity associated with secured loans:
Collateral pledged		—	—	(1,550,270)	—	—	—	—	(1,550,270)
Secured loans		—	—	1,250,000	—	—	—	—	1,250,000
Net equity (excluding secured loans)	961,854	851,920	177,202	546,543	NA	NA	NA	—	2,537,519
Total debt-to-equity ratio (8)	9.4	3.1	2.6	3.2	—	NA	NA	NA	6.9
Repurchase agreement debt-to-equity ratio (9)	9.4	3.1	2.6	2.7	NA	NA	NA	NA	5.4

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents our ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $44.0 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to allocated equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

12

Exhibit 99.1

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s MBS portfolio as of March 31, 2015:

$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS:
15 year fixed-rate	1,718,391	86,529	1,804,920	35,330	1,840,250	3.77%	2.54%	2.21%
30 year fixed-rate	4,239,350	285,902	4,525,252	98,204	4,623,456	4.29%	3.02%	2.99%
ARM*	448,286	5,345	453,631	9,711	463,342	2.75%	2.41%	2.69%
Hybrid ARM	2,806,427	48,919	2,855,346	48,618	2,903,964	2.77%	2.28%	2.28%
Total Agency pass-through	9,212,454	426,695	9,639,149	191,863	9,831,012	3.65%	2.68%	2.62%
Agency-CMO(4)	1,997,925	(1,554,128)	443,797	(548)	443,249	2.29%	4.91%	3.71%
Non-Agency RMBS(5)(6)	3,428,864	(569,772)	2,859,092	88,583	2,947,675	3.55%	4.03%	4.35%
GSE CRT(7)	633,000	24,653	657,653	4,114	661,767	4.84%	4.13%	4.04%
CMBS(8)	3,218,583	52,371	3,270,954	185,938	3,456,892	4.71%	4.36%	4.34%
Total	18,490,826	(1,620,181)	16,870,645	469,950	17,340,595	3.71%	3.35%	3.33%

*	Adjustable-rate mortgage ("ARM")

(1)	Net weighted average coupon (“WAC”) as of March 31, 2015 is presented net of servicing and other fees.

(2)	Period-end weighted average yield is based on amortized cost as of March 31, 2015 and incorporates future prepayment and loss assumptions but excludes changes in anticipated interest rates.

(3)
Quarterly weighted average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(4)	Agency collateralized mortgage obligation ("Agency-CMO") includes interest-only securities which represent 29.7% of the balance based on fair value.

(5)	Non-Agency RMBS held by the Company is 52.5% variable rate, 40.3% fixed rate, and 7.2% floating rate based on fair value.

(6)	Of the total discount in non-Agency RMBS, $392.5 million is non-accretable.

(7)
GSE CRT are general obligations of Fannie Mae or Freddie Mac that are structured to provide credit protection to the GSE issuer with respect to defaults and other credit events within reference pools of residential mortgage loans that collateralize MBS issued and guaranteed by such GSE.

(8)	CMBS includes commercial real estate mezzanine loan pass-through certificates which represent 1.3% of the balance based on fair value.

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency, non-Agency RMBS and GSE CRT had a weighted average CPR of 11.4 and 12.0 for the three months ended March 31, 2015 and December 31, 2014, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	March 31, 2015		December 31, 2014
	Company	Cohorts	Company	Cohorts
15 year Agency RMBS	9.4	12.7	11.9	15.0
30 year Agency RMBS	11.1	13.2	11.8	13.5
Agency Hybrid ARM RMBS	14.2	NA	14.3	NA
Non-Agency RMBS	10.3	NA	10.7	NA
GSE CRT	9.5	NA	7.7	NA
Weighted average CPR	11.4	NA	12.0	NA

13

Exhibit 99.1

Borrowings
The Company has entered into repurchase agreements, secured loans and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at March 31, 2015 and December 31, 2014:

$ in thousands	March 31, 2015			December 31, 2014
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Repurchase Agreements:
Agency RMBS	8,778,225	0.35%	17	9,018,818	0.35%	18
Non-Agency RMBS	2,613,114	1.52%	34	2,676,626	1.51%	36
GSE CRT	486,990	1.67%	26	468,782	1.55%	27
CMBS	1,454,752	1.33%	38	1,458,451	1.32%	26
Secured Loans	1,550,000	0.40%	3,071	1,250,000	0.37%	3,472
Exchangeable Senior Notes	400,000	5.00%	1,081	400,000	5.00%	1,170
Total	15,283,081	0.81%	359	15,272,677	0.81%	335

The Company finances its residential loans held-for-investment through asset-backed securities issued by securitization trusts.

14

Exhibit 99.1

Interest Rate Swaps
As of March 31, 2015, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty		Notional	Maturity Date	Fixed Interest Rate in Contract
Morgan Stanley Capital Services, LLC		300,000	1/24/2016	2.12%
The Bank of New York Mellon		300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, LLC		300,000	4/5/2016	2.48%
Credit Suisse International		500,000	4/15/2016	2.27%
The Bank of New York Mellon		500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.		500,000	5/16/2016	2.31%
Goldman Sachs Bank USA		500,000	5/24/2016	2.34%
Goldman Sachs Bank USA		250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.		250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.		500,000	6/24/2016	2.51%
Citibank, N.A.		500,000	10/15/2016	1.93%
Deutsche Bank AG		150,000	2/5/2018	2.90%
ING Capital Markets LLC		350,000	2/24/2018	0.95%
ING Capital Markets LLC		300,000	5/5/2018	0.79%
UBS AG		500,000	5/24/2018	1.10%
ING Capital Markets LLC		400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc		500,000	9/5/2018	1.04%
Citibank, N.A. CME Clearing House	(1)	300,000	2/5/2021	2.50%
The Royal Bank of Scotland Plc CME Clearing House	(1)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.		200,000	3/15/2021	3.14%
Citibank, N.A.		200,000	5/25/2021	2.83%
HSBC Bank USA, National Association		550,000	2/24/2022	2.45%
HSBC Bank USA, National Association		250,000	6/5/2023	1.91%
The Royal Bank of Scotland Plc		500,000	8/15/2023	1.98%
Goldman Sachs Bank USA CME Clearing House		600,000	8/24/2023	2.88%
UBS AG		250,000	11/15/2023	2.23%
HSBC Bank USA, National Association		500,000	12/15/2023	2.20%
Morgan Stanley Capital Services, LLC		100,000	4/2/2025	2.04%
Total		10,350,000		2.10%

(1)	Forward start date of February 2016

15

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three months ended March 31, 2015 and 2014.

	Three Months Ended March 31,
$ in thousands	2015	2014
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,748,996	1,597,879
30 year fixed-rate, at amortized cost	4,580,728	6,727,509
ARM, at amortized cost	460,624	287,160
Hybrid ARM, at amortized cost	2,866,657	1,862,871
MBS-CMO, at amortized cost	446,241	475,842
Non-Agency RMBS, at amortized cost	2,892,894	3,524,751
GSE CRT, at amortized cost	650,203	314,619
CMBS, at amortized cost	3,271,611	2,565,513
Residential loans, at amortized cost	3,363,323	1,986,973
Commercial loans, at amortized cost	146,107	73,216
Average MBS and Loans portfolio	20,427,384	19,416,333
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.21%	2.81%
30 year fixed-rate	2.99%	3.15%
ARM	2.69%	2.37%
Hybrid ARM	2.28%	2.35%
MBS - CMO	3.71%	4.14%
Non-Agency RMBS	4.35%	4.21%
GSE CRT	4.04%	4.81%
CMBS	4.34%	4.51%
Residential loans	3.50%	3.52%
Commercial loans	8.53%	8.85%
Average MBS and Loans portfolio	3.40%	3.52%
Average Borrowings*:
Agency RMBS (2)	9,031,510	9,690,761
Non-Agency RMBS	2,634,705	3,001,688
GSE CRT	454,510	214,866
CMBS (2)	2,665,165	2,030,534
Exchangeable senior notes	400,000	400,000
Asset-backed securities issued by securitization trusts	2,924,615	1,765,161
Total borrowed funds	18,110,505	17,103,010
Maximum borrowings during the period (3)	18,416,608	17,144,362

16

Exhibit 99.1

Average Cost of Funds (4):
Agency RMBS (2)	0.34%	0.36%
Non-Agency RMBS	1.51%	1.51%
GSE CRT	1.69%	1.42%
CMBS (2)	0.90%	1.38%
Exchangeable senior notes	5.61%	5.61%
Asset-backed securities issued by securitization trusts	2.99%	3.16%
Unhedged cost of funds (5)	1.18%	1.11%
Hedged / Effective cost of funds (non-GAAP measure)	2.19%	2.31%
Average Equity (6):	2,452,940	2,335,252
Average debt/equity ratio (average during period)	7.38x	7.32x
Debt/equity ratio (as of period end)	6.80x	7.00x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three months ended March 31, 2015, the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(5)	Excludes reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense.

(6)	Average equity is calculated based on a weighted balance basis.

17